Exhibit 10.1 AMENDMENT TO ASSET PURCHASE AGREEMENT This AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of May 17, 2021, to that certain Asset Purchase Agreement (as may be further amended or modified from time to time, the “Agreement”), dated as of March 3, 2017, is entered into by and among Concert Pharmaceuticals, Inc. (“Seller”), Vertex Pharmaceuticals (Europe) Limited (“Buyer”) and, solely for purposes of Section 10.14 of the Agreement and Section 1 of this Amendment, Vertex Pharmaceuticals Incorporated (“Guarantor”). Seller, Buyer and Guarantor are collectively referred to herein as the “Parties” and each individually as a “Party.” Any capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Agreement. WHEREAS, pursuant to the Agreement, Buyer purchased the Acquired Assets from Seller in exchange for certain consideration, including the Contingent Payments payable upon the achievement of the Milestone Events described in Section 1.02(b) of the Agreement; and WHEREAS, the Parties desire to amend the Agreement to terminate Buyer’s obligations to make any future Contingent Payments in exchange for an immediate cash payment from Guarantor to Seller of $32,000,000 (the “Milestone Termination Payment”). NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows: 1. On the date hereof, Guarantor shall pay to Seller, by wire transfer of immediately available funds to the account designated by Seller, the Milestone Termination Payment. 2. In exchange for the Milestone Termination Payment, Section 1.02(b) of the Agreement is hereby deleted in its entirety and replaced with the following: “[RESERVED]”. All references to Contingent Payments and Milestone Events in the Agreement shall be of no further force or effect. 3. All other terms, conditions and provisions of the Agreement shall continue in full force and effect in accordance with their terms and shall remain unaffected and unchanged by this Amendment, except as specifically provided in this Amendment. 4. The Parties agree that the Seller’s press release announcing this Amendment shall be in the form attached hereto as Exhibit A. 5. The provisions of Article X of the Agreement shall apply mutatis mutandis to this Amendment. [Remainder of page intentionally left blank]

[Signature Page to Amendment to Asset Purchase Agreement] IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date first set forth above by their duly authorized representatives. Seller: CONCERT PHARMACEUTICALS, INC. By: /s/ Roger D. Tung Name: Roger D. Tung Title: President and CEO Buyer: VERTEX PHARMACEUTICALS (EUROPE) LIMITED By: /s/ Klas Holmlund Name: Klas Holmlund Title: Director Guarantor: VERTEX PHARMACEUTICALS INCORPORATED By: /s/ Reshma Kewalramani Name: Reshma Kewalramani Title: CEO and President

Exhibit A Press Release [Attached]